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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tesoro Petroleum Corporation on Form S-8 of our report dated February 7, 2000 (March 13, 2000 as to Note F and March 2, 2000 as to Note M) appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

San Antonio, Texas
June 12, 2000